Exhibit 16.1

Deloitte.

Deloitte & Touche
20F, Taipei Nan Shan Plaza
No. 100, Songren Rd.,
Xinyi Dist., Taipei 110016, Taiwan

Tel : + 886 (2) 2725 - 9988
Fax: + 886 (2) 4051 - 6888
www.deloitte.com.tw

March 21, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams,

We have read the statements made by J-Star Holding Co., Ltd. in the section "*Change in Registrant's Certifying Accountant*", which we understand will be submitted to the Securities and Exchange Commission as part of the Amendment No. 4 to Registration Statement on Form F-1 of J-Star Holding Co., Ltd. dated March 21, 2022, and have the following comments:

1. We agree with the statements made in the first, second, and fourth paragraphs of the section "Change in Registrant's Certifying Accountant".

2. We have no basis on which to agree or disagree with the statements made in paragraph 3 and 5 of the section "Change in Registrant's Certifying Accountant".

In addition, we are not in a position to agree or disagree with other statements made by J-Star Holding Co., Ltd. in other sections of the Amendment No. 4 to Registration Statement on Form F-1 of J-Star Holding Co., Ltd. dated March 21, 2022.

Yours faithfully,

/s/ Deloitte & Touche
Taipei, Taiwan
Republic of China